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Coopers                                          Coopers & Lybrand L.L.P.
& Lybrand                                        a professional services firm



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 (File No. ________) of our report dated January 27, 1995, on our audits of the consolidated financial statements of Allied Bank Capital, Inc. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

(SIGNATURE OF COOPERS & LYBRAND L.L.P.)

Raleigh, North Carolina
September 25, 1995